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                                                                    EXHIBIT 23.4
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                              CONSENT OF EXPERTS
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The undersigned hereby consents to the use of its name and references to its report to Lehman Brothers Inc. in the prospectus constituting part of the registration statement on form S-1 of Acme Metals Incorporated filed with the Securities and Exchange Commission (the "Registration Statement") and to being named therein as an expert.

The undersigned further consents to filing of this letter as an exhibit to the Registration Statement.

                                            STELTECH LTD.


                                            /S/ LESLIE C. McLEAN
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                                            Leslie C. McLean
                                            President